Exhibit 99.1
For Immediate Release
Contact:
David Rescino
Kitty Hawk, Inc.
972-456-2422
Kitty Hawk, Inc. to Cease Scheduled Network Air and Ground Operations
•	Kitty Hawk will continue to operate air cargo charter operations
Dallas, Texas, October 29, 2007 — Kitty Hawk, Inc. (AMEX: KHK) and all of its wholly-owned subsidiaries (collectively, “Kitty Hawk”) announced today that it will immediately cease all scheduled network air and ground operations. Kitty Hawk will continue to operate air cargo charter operations. Approximately 500 employees at Kitty Hawk will be affected by the ceasing of operations, and such employees were notified of their termination today.
Kitty Hawk’s financial condition has deteriorated significantly over the last year and the ceasing of network air and ground operations is necessitated by, among other things, a 25% decrease in year-over-year demand for its air product and a 15% year-over-year decrease in demand for its ground product. In conjunction with lower demand for Kitty Hawk’s services, record high jet and diesel fuel prices have contributed to Kitty Hawk’s inability to continue network air and ground operations.
On October 15, 2007, Kitty Hawk, Inc. and its wholly-owned subsidiaries filed voluntary petitions in the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division in a continued effort to address significant financial challenges and identify a strategic or financial investor. Kitty Hawk has been unable to secure new sources of financing or a buyer for all or a portion of its assets after considerable and continuing efforts which commenced in early 2007.
As result a result of the aforementioned, Kitty Hawk must cease its scheduled air and ground network operations, but will continue to operate its air cargo charter operations.
About Kitty Hawk, Inc.
www.kittyhawkcompanies.com
Statement under the Private Securities Litigation Reform Act:
This report may contain forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or future financial and operating performance and involve known and unknown risks and uncertainties that may cause actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “intends,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause actual results to differ from expectations are: economic conditions; the impact of high fuel prices; our inability to successfully reorganize pursuant to Chapter 11 of the Bankruptcy Code; our inability to successfully implement and operate our expanded scheduled airport-to-airport expedited ground freight network; failure of key suppliers and vendors to perform; our inability to attract sufficient customers at economical prices for our air network or ground network; unforeseen increases in liquidity and working capital requirements related to our air and ground network; potential competitive responses from other operators of nationwide airport-to-airport ground freight networks; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; the Company’s significant lease obligations and indebtedness; the competitive environment and other trends in the Company’s industry; changes in laws and regulations; changes in the Company’s operating costs including fuel; changes in the Company’s business plans; interest rates and the availability of financing; limitations upon financial and operating flexibility due to the terms of our revolving facility; liability and other claims asserted against the Company; labor disputes; the Company’s ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. The Company operates in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on the Company’s business or events described in any forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements after the date of this release to conform them to actual results.